UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2016

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

California	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

9368 VALLEY BLVD, SUITE 202
ROSEMEAD, CA91770
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	626-800-6861 (phone)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4-MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 1, 2016, Mr. Chen, Li-Hsing has resigned from the position of President, Chairman and Director of San Lotus Holding Inc.; Ms. Chen Tseng, Chih-Ying has resigned from the position of Chief Executive Officer of San Lotus Holding Inc.; and Ms. Lai, Chia Ling has resigned from the position of Director of San Lotus Holding Inc.

(c) On March 3, 2016, we appoint Mr. Chen, Kuan-Yu, age 39, as our interim Chief Executive Officer and Chairman of the Board. Mr. Chen Kuan-Yu has served as our Secretary since 2011. From 2010 to 2011, Mr. Chen served as an Associate Director with AON Corporation in Hong Kong. From 2008 to 2009, Mr. Chen was a Senior Consultant with LI Far East Limited, a Hong Kong company. From 2007 to 2008, Mr. Chen was a Manager with Deloitte Actuarial and Insurance Solutions in Hong Kong. From 2000 to 2006, Mr. Chen was an Actuary with MetLife, where he was based in New York for four years and in Taiwan for two years. Mr. Chen received his B.A. in Applied Mathematics from Queen’s University in Canada in 2000 and was qualified as an actuary by the Society of Actuaries in 2004. Mr. Chen serves on the boards of several private companies and is involved in the management of several private enterprises. Mr. Chen resides in Hong Kong and Taiwan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                SAN LOTUS HOLDING INC.

Dated: March 3, 2016

                                                                                By:         /s/Chen, Kuan-Yu

_____________________________

                                                                                                Chen, Kuan-Yu

                                                                                                Chairman of the Board